Exhibit (j)(2)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report dated December 11, 2003, which is incorporated by reference, in this Registration Statement (Form N-1A No. 333-14527) of TD Waterhouse Plus Funds, Inc. (formerly, National Investors Cash Management Fund, Inc.).

ERNST & YOUNG LLP

New York, New York December 23, 2003